                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                               ----------------

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               ----------------

                                 JULY 31, 2000
               ------------------------------------------------
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                          ARS NETWORKS, INCORPORATED
              --------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      NEW HAMPSHIRE                000-25967                14-1805077
 ----------------------------  ----------------------     ---------------
(STATE OR OTHER JURISDICTION (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
     OF INCORPORATION)                                 IDENTIFICATION NO.)

                         100 WALNUT STREET, CHAMPLAIN
                                   NEW YORK
                    --------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     12919
                                   --------
                                  (ZIP CODE)

                                (518) 298-2042
              --------------------------------------------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



   This filing amends the previously filed Form 8-K, dated August 11, 2000 and filed on August 11, 2000 (the "8-K") of ARS Networks, Incorporated ("ARS"), and relates to the acquisition by ARS of 100% of the common shares of T & T Diesel Power Limited, a Canadian company in the business of assembling and selling diesel powered generators. As stated in the 8-K, the required financial statements and pro forma financial information would be filed by amendment at a later date.

      ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                 INFORMATION AND EXHIBITS.

      (a)  Financial Statements of Business Acquired.



                          T & T Diesel Power Limited



                             Financial Statements
                      Years Ended July 31, 1999 and 2000

                                                            Contents
--------------------------------------------------------------------------------


          Independent Auditors' Report                               4



            Financial Statements

            Balance Sheets                                           5
            Statements of Operations                                 6
            Statements of Stockholders' Equity                       7
            Statements of Cash Flows                                 8


          Notes to Financial Statements                           9-12

Independent Auditors' Report



T & T Diesel Power Limited
Georgetown, Ontario, Canada


We have audited the accompanying balance sheets of T & T Diesel Power Limited as of July 31, 1999 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T & T Diesel Power Limited at July 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Lougen, Valenti, Bookbinder & Weintraub, LLP
Amherst, New York
September 29, 2000

                                                T & T Diesel Power Limited

                                                            Balance Sheets

----------------------------------------------------------------------------------------
July 31,                                                             1999         2000
----------------------------------------------------------------------------------------
                               (Canadian Dollars)

Assets

Current
 Cash                                                                 $133,529  $ 56,843
 Accounts receivable (Notes 3 and 7)                                   250,345   248,405
 Inventories (Notes 2 and 3)                                            78,478   145,258
 Prepaid and other                                                         500     2,041
----------------------------------------------------------------------------------------
Total Current Assets                                                   462,852   452,547
----------------------------------------------------------------------------------------

Equipment (Note 3)
 Office furniture and fixtures                                           6,323     8,023
 Vehicles                                                               30,207    28,707
 Shop equipment and tools                                               18,025    18,025
----------------------------------------------------------------------------------------
                                                                        54,555    54,755
Less accumulated depreciation                                           21,446    29,309
----------------------------------------------------------------------------------------
Net Equipment                                                           33,109    25,446
----------------------------------------------------------------------------------------
                                                                      $495,961  $477,993
----------------------------------------------------------------------------------------

Liabilities

Current Liabilities
 Accounts payable                                                     $159,428  $ 93,852
 Sales taxes payable                                                    15,964    16,591
 Management wages payable                                               96,747   153,024
 Customer deposit                                                       52,000         -
 Income taxes payable                                                   12,698    29,306
 Dividends payable                                                           -   100,000
 Due to stockholders (Note 4)                                           21,210         -
 Accrued compensation                                                   17,663    20,941
 Current maturities of long-term debt (Note 3)                           7,535     7,748
----------------------------------------------------------------------------------------
Total Current Liabilities                                              383,245   421,462
Long-Term Debt, Less current maturities (Note 3)                        13,703     5,955
----------------------------------------------------------------------------------------
Total Liabilities                                                      396,948   427,417
----------------------------------------------------------------------------------------
Commitments and Contingencies (Note 6)

Stockholders' Equity (Note 8)
Common stock, Class A, no par value - unlimited shares authorized;
 issued and outstanding, 100                                                10        10
Common stock, Class B, no par value - unlimited shares authorized;
 issued and outstanding, 100                                                10        10
Retained earnings                                                       98,993    50,556
----------------------------------------------------------------------------------------
Total Stockholders' Equity                                              99,013    50,576
----------------------------------------------------------------------------------------
                                                                      $495,961  $477,993
----------------------------------------------------------------------------------------

                                  See accompanying notes to financial statements

                                                      T & T Diesel Power Limited

                                                        Statements of Operations
------------------------------------------------------------------------

Years Ended July 31,                             1999         2000
------------------------------------------------------------------------
                               (Canadian Dollars)

Revenue                                           $1,115,001  $2,150,023
------------------------------------------------------------------------

Cost of Sales:
 Beginning inventories                                68,429      78,478
 Purchases                                           732,450   1,454,596
 Manufacturing labor and benefits                    136,272     177,670
 Shop expenses and freight                            14,514      23,468
------------------------------------------------------------------------
                                                     951,665   1,734,212
Less ending inventories                               78,478     145,258
------------------------------------------------------------------------

Total Cost of Sales                                  873,187   1,588,954
------------------------------------------------------------------------

Gross Profit                                         241,814     561,069
------------------------------------------------------------------------

Operating Expenses:
 Management renumeration                              82,608     270,025
 Office wages and casual labor                        21,465      12,168
 Occupancy costs (Notes 4 and 6)                      17,741      26,444
 Vehicle, delivery and travel                         16,316      21,975
 Office and general                                    7,183       7,695
 Depreciation                                          6,470       9,363
 Advertising and promotion                             6,469       4,303
 Professional fees                                     5,943       5,275
 Telephone and fax                                     4,102       3,277
 Insurance                                             3,734       3,727
 Repairs and maintenance                               2,210       1,836
 Bank charges                                            882         920
------------------------------------------------------------------------

Total Operating Expenses                             175,123     367,008
------------------------------------------------------------------------

Operating Income                                      66,691     194,061

Interest expense                                         157         498
------------------------------------------------------------------------

Income Before Taxes on Income                         66,534     193,563

Taxes on income (Note 5)                              14,869      42,000
------------------------------------------------------------------------

Net Income                                        $   51,665  $  151,563
------------------------------------------------------------------------
                                  See accompanying notes to financial statements

                                                      T & T Diesel Power Limited

                                     Statements of Stockholders' Equity (Note 8)

------------------------------------------------------------------------------

Years Ended July 31, 1999 and 2000
------------------------------------------------------------------------------
                               (Canadian Dollars)


                                             Common Stock
                                    -----------------------------
                                    Number of                         Retained
                                       Shares             Amount      Earnings
------------------------------------------------------------------------------

Balance, August 1, 1998                   200                $20     $  47,328

Net income for the year                     -                  -        51,665
------------------------------------------------------------------------------

Balance, July 31, 1999                    200                 20        98,993

Net income for the year                     -                  -       151,563

Dividends - Class A common stock                                       (80,000)

Dividends - Class B common stock            -                  -      (120,000)
------------------------------------------------------------------------------

Balance, July 31, 2000                    200                $20     $  50,556
------------------------------------------------------------------------------
                                  See accompanying notes to financial statements

                                                      T & T Diesel Power Limited

                                               Statements of Cash Flows (Note 9)

----------------------------------------------------------------------

Years Ended July 31,                                  1999        2000
----------------------------------------------------------------------
                               (Canadian Dollars)


Cash Flows From Operating Activities:

 Net income                                       $ 51,665   $ 151,563
----------------------------------------------------------------------

 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation                                      6,470       9,363
   Changes in assets and liabilities:
   (Increase) decrease in accounts receivable      (75,630)      1,940
   (Increase) in inventories                       (10,049)    (66,780)
   Decrease (increase) in prepaid and other          1,141      (1,541)
   (Decrease) in accounts payable                  (10,213)    (65,576)
   Increase in sales tax payable                     4,307         627
   Increase in management wages payable             30,280      56,277
   Increase (decrease) in customer deposit          52,000     (52,000)
   Increase in income taxes payable                  7,298      16,608
   Increase in accrued compensation                 11,023       3,278
----------------------------------------------------------------------

Total Adjustments                                   16,627     (97,804)
----------------------------------------------------------------------

Net Cash Provided By Operating Activities           68,292      53,759

Cash Flows From Investing Activities:
  Equipment acquisitions                            (4,153)     (1,700)
----------------------------------------------------------------------

Net Cash (Used In) Investing Activities             (4,153)     (1,700)
----------------------------------------------------------------------

Cash Flows From Financing Activities:
  Dividends paid                                   (13,233)   (100,000)
  Payments of amounts due to stockholders                -     (21,210)
  Payments of long-term debt                        (1,851)     (7,535)
----------------------------------------------------------------------

Net Cash (Used In) Financing Activities            (15,084)   (128,745)
----------------------------------------------------------------------

Net Increase (Decrease) In Cash                     49,055     (76,686)

Cash, beginning of year                             84,474     133,529
----------------------------------------------------------------------

Cash, end of year                                 $133,529   $  56,843
----------------------------------------------------------------------
                                  See accompanying notes to financial statements

                                                      T & T Diesel Power Limited

                                                   Notes to Financial Statements

-------------------------------------------------------------------------

1. Summary of            Organization and Business Operations
   Significant
   Accounting            The Company is a Canadian corporation which designs
   standby and prime
   Policies              and assembles power diesel generators and sound

                         attenuated generator sets.

                         Basis of Presentation

                         The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles and are presented in Canadian dollars.

                         Business and Credit Concentrations

                         Financial instruments which potentially subject the company to concentrations of credit risk consist principally of cash and accounts receivable. The company grants credit primarily to large telecommunications, wholesale, industrial commercial, and rental equipment companies. The majority of its customers are located in Eastern Canada.

                         Cash Equivalents

                         The company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents" which are included as cash in the accompanying financial statements.

                         Inventories

                         Inventories consisting primarily of assembled generators ready for shipment, generator components and raw material assembly parts and supplies are valued at the lower of cost or market, with cost being determined using the first- in, first-out ("FIFO") method.

                         Equipment and Depreciation

                         Equipment is stated at cost. Depreciation is computed on accelerated methods for both financial statement purposes and income tax purposes over the estimated useful lives of the equipment.

                         Evaluating Recoverability of Long-Lived Assets

                         The company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The company assesses recoverability of those assets by estimating future non-discounted cash flows. Any long-lived assets held for disposal are reported at the lower of their carrying amounts of fair value less cost to sell. No impairments have been recorded through July 31, 2000.

                                                      T & T Diesel Power Limited

                                                   Notes to Financial Statements

-------------------------------------------------------------------------

                  Revenue Recognition

                  Revenue is recognized at the time when goods are shipped.

                  Comprehensive Income

                  The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130. "Reporting Comprehensive Income", which establishes standard for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standard as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements

                  Total comprehensive income for the years ended July 31, 1999 and 2000 is the same as the reported net income

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  Effect of Recent Accounting Pronouncements

                  SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities' establishes accounting and reporting requirements for derivative instruments. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore, does not expect this pronouncement to have any effect on the financial statements. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000.

2. Inventories    Inventories consist of the following at July 31:

                                                              1999     2000
                  ------------------------------------------------------------

                  Components and parts                       $78,478  $ 75,481
                  Assembled generators ready for shipment          -    69,777
                  ------------------------------------------------------------
                                                             $78,478  $145,258
                  ------------------------------------------------------------

                                                      T & T Diesel Power Limited

                                                   Notes to Financial Statements

---------------------------------------------------------------------------

3. Long-Term         Long-term debt consists of the following
   Debt and          at July 31:
   Line of Credit
                                                                 1999     2000
                     ---------------------------------------------------------

                     Loan payable - finance company, maturing
                     in monthly installments of $699,
                     including interest at 2.8%,
                     collateralized by a specific vehicle     $21,238  $13,703

                     Less current maturities                    7,535    7,748
                     ---------------------------------------------------------
                     Long-term debt, less current maturities  $13,703  $ 5,955

                     Maturities of long-term debt are
                     approximately as follows:

                     2000                                     $ 7,535  $     -
                     2001                                       7,748    7,748
                     2002                                       5,955    5,955
                     ---------------------------------------------------------
                     Total                                    $21,238  $13,703
                     ---------------------------------------------------------

                     At July 31, 2000, the Company had a line of credit for $140,000 with interest payable at prime plus 1.5%, under which there were no borrowings. The line was secured by accounts receivable, inventories, equipment and the personal guarantees of two officers of the company up to $100,000. The line of credit agreement was terminated on August 14, 2000.

4. Related Party     Amounts due to stockholders are non-interest bearing
   March 2, 2000.    and were repaid
   Transactions

                     During the year ended July 31, 2000, rent of $6,500 was paid to a stockholder for warehouse space used in the assembly of generator sets. The expense is included in occupancy costs in the statement of operations.

5. Taxes on          Provisions for federal and provincial income taxes in the
   Income            statements of operations are made up of the following
                     components:

                                                                 1999     2000
                     ---------------------------------------------------------

                     Current
                      Federal                                 $ 9,097  $26,000
                     ---------------------------------------------------------
                     Total taxes on income                    $14,869  $42,000
                     ---------------------------------------------------------

                                                      T & T Diesel Power Limited

                                                   Notes to Financial Statements

---------------------------------------------------------------------------

                     A reconciliation of the combined
                     statutory federal and provincial income
                     tax rate and effective tax rate as a
                     percentage of pre-tax income is as
                     follows:
                                                     1999             2000
                                                     ----             ----
                                              Amount      %    Amount     %
                     ------------------------------------------------------

                     Tax at statutory rate    $14,637  22.0   $41,000  21.1
                     Nondeductible
                      entertainment and
                      promotions                  232   0.3     1,000   0.6
                     ------------------------------------------------------
                                              $14,869  22.3   $42,000  21.7
                     ------------------------------------------------------

6. Commitments and  The Company is obligated under an operating lease for
   Contingencies    its premises. Rent is payable at $1,081 monthly plus GST
                    through December 31, 2000. Rent expense under the operating lease was approximately $12,700 and $15,100 for the years ended July 31, 1999 and 2000, respectively.

7. Major Customers  The Company had one customer during the year ended July 31,
                    1999 and 2000 to which sales approximated 23% and 13% respectively of sales. Accounts receivable outstanding from this major customer represented approximately 2% and 0% of total accounts receivable at July 31, 1999 and 2000, respectively.

                    The Company had two other customers during the year ended July 31, 1999 to which sales were approximately 31% and 11% of total sales. Accounts receivable outstanding from these major customers represented approximately 94% of total accounts receivable at July 31, 1999. Sales to two different customers during the year ended July 31, 2000 were approximately 28% and 10% of total sales. Accounts receivable from these major customers represented approximately 26% of total accounts receivable at July 31, 2000.

8. Change in        On July 31, 2000, ARS Networks,issued and outstanding Class
   Ownership        and Incorporated, a U.S. corporation, purchased all of the
                    A and Class B common shares of the Company.

9. Supplemental     The Company made interest payments of approximately $200
   Cash Flow        and $500 during the years ended July 31, 1999 and 2000,
   Information      respectively.

                    The Company made income tax payments of approximately $7,600 and $25,300 during the years ended July 31, 1999 and 2000, respectively.

                    Noncash investing and financing activities consist of:

                                                           1999          2000
                    ---------------------------------------------------------

                    Vehicle acquisition financed by
                     long-term debt                     $23,089        $    -
                    ---------------------------------------------------------

(b) PRO FORMA FINANCIAL INFORMATION.

        1. Unaudited Pro Forma Consolidated Financial Statements of ARS Networks, Incorporated and T & T Diesel Power Limited.



                          ARS NETWORKS, INCORPORATED
                                      AND
                          T & T DIESEL POWER LIMITED



UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                                                        CONTENTS
--------------------------------------------------------------------------------


BASIS OF PREPARATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



BASIS OF PREPARATION


The unaudited pro forma consolidated statement of operations for the year ended July 31, 2000 includes the accounts of ARS Networks, Incorporated ("ARS") and T & T Diesel Power Limited ("T & T"). The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the acquisition of T & T (the "Acquisition"). The Acquisition is accounted for under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of ARS and T & T for certain transactions pursuant to the Acquisition described in the notes to the unaudited pro forma financial statements.

The historical financial statements of T & T were provided by the management of T & T for the years ended July 31, 2000 and 1999. T & T's statement of operations for the year ended July 31, 2000 was translated from Canadian dollars to U.S. dollars using the average of the exchange rates on the first and last day of the year ($1.4695 per Canadian dollar).

An unaudited pro forma consolidated balance sheet has not been presented since the Acquisition occurred on July 31, 2000 and the consolidated balance sheet of ARS and T & T was included in the Form 10QSB filed for the period ended July 31, 2000. The unaudited pro forma consolidated statement of operations for the year ended July 31, 2000 was prepared as if the Acquisition had occurred on August 1, 1999. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future.

The pro forma financial data should be read in conjunction with the financial statements of ARS and T & T.

                        ARS NETWORKS, INCORPORATED AND
                          T & T DIESEL POWER LIMITED

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                 Pro forma
                                                                                adjustments
                                                                         ------------------------
                                                                                                                Pro Forma
Year ended July 31, 2000                    ARS          T & T           Debit             Credit               Consolidated
---------------------------------------------------------------------------------------------------------------------------------
NET SALES                           $         -       $1,463,091     $       -         $        -               $  1,463,091
COST OF SALES                                 -        1,081,158             -                  -                  1,081,158
---------------------------------------------------------------------------------------------------------------------------------

      GROSS PROFIT                            -          381,933             -                  -                    381,933

OPERATING EXPENSES                    1,042,480          249,749        52,180 (1)        122,507 (3)              1,221,902
---------------------------------------------------------------------------------------------------------------------------------

      INCOME (LOSS) FROM OPERATIONS  (1,042,480)         132,184        52,180            122,507                   (839,969)

INTEREST EXPENSES                             -              339         9,242 (2)              -                      9,581
---------------------------------------------------------------------------------------------------------------------------------

      INCOME (LOSS) BEFORE TAXES     (1.042.480)         131,845        61,422            122,507                   (849,550)

TAXES ON INCOME                               -           28,581        27,000 (4)              -                     55,581
---------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                    (1,042,480)         103,264        88,422            122,507                   (905,131)
---------------------------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE (BASIC AND DILUTED)     (.10)                                                                        (.09)
---------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
  Basic and Diluted                  10,412,866                                                                   10,412,866
---------------------------------------------------------------------------------------------------------------------------------




      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


1.  To reflect the net increase in depreciation and amortization expense due to
    (1) the amortization of goodwill on a straight-line basis over 7 years of $56,108, and (2) decrease in depreciation of $3,928 resulting from fair value adjustment to equipment, depreciated on a straight-line basis over 7 years.

2. To reflect the increase in interest expense of $9,242 resulting from the issuance of debt to finance a portion of the purchase price. The interest rate on new debt of $115,516 is 8 percent.

3. To reflect the decrease in management compensation of $122,507 due to the execution of employment agreements with the officers of the company.

4. To reflect increased income taxes of $27,000 at an effective tax rate of 23% for the income tax effect of pro forma adjustments 1, 2 and 3 above, less amortization of goodwill which is nondeductible for tax purposes.

5. Basic and diluted net loss per share are the same since the assumed exercise of options would be anti-dilutive.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARS NETWORKS, INCORPORATED


                                             By: /s/ Sydney Harland
                                                -----------------------
                                                Name:  Sydney Harland
                                                Title: President

Date:  October 13, 2000